Creatd Announces Expiration of C2 Live Letter of Intent Without Consummation
Company and C2 Live Intend to Continue Dialogue; Creatd to Focus on National Exchange Uplisting and Balance Sheet Strength
NEW YORK, Oct. 30, 2026 (GLOBE NEWSWIRE) -- Creatd, Inc. (OTCQB: CRTD) today announced that its letter of intent to acquire the remaining equity of C2 Capital Group, Inc., operator of C2 Live, expired without consummation of the transaction.
The proposed transaction followed Creatd's previously announced 10% investment in C2 Live. Creatd continues to hold its investment in C2 Live, and the parties expect to continue their dialogue; however, there can be no assurance that any transaction between the parties will be agreed or completed. The expiration of the letter of intent does not change Creatd's broader strategic priorities.
Creatd intends to continue to focus on pursuing an uplisting to a national securities exchange, strengthening its balance sheet and stockholders' equity, evaluating potential acquisitions of complementary, cash-flow-positive businesses, and exploring strategic alternatives for certain existing assets. There can be no assurance that the Company will satisfy applicable listing standards or that any acquisition, sale or other transaction will be pursued or completed.
About Creatd, Inc.
Creatd, Inc. (OTCQB: CRTD) is a company focused on technology-enabled businesses, digital media properties, and intellectual property assets. Through its operating subsidiaries and strategic investments, the Company develops and supports opportunities for creators, entrepreneurs, and emerging growth initiatives.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding continued discussions with C2 Live, a potential uplisting to a national securities exchange, potential acquisitions or dispositions of assets, including Vocal, and the Company's business strategy. Forward-looking statements are based on current expectations, estimates, and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including the Company's ability to meet initial listing requirements, obtain financing, identify and complete transactions on acceptable terms, and the other risks described under “Risk Factors” in the Company's Registration Statement on Form S-1, as amended, and the related prospectus filed with the Securities and Exchange Commission, and in the Company's subsequent filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. Creatd undertakes no obligation to update or revise any forward-looking statements except as required by applicable law.
Contact:
ir@creatd.com